UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒
Filed by party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

Xcel Brands, Inc.
Name of Registrant as Specified in Its Charter

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No Fee Required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Xcel Brands, Inc.

550 Seventh Avenue, 11th Floor
New York, NY 10018

October __, 2025

Dear Stockholders:

You are cordially invited to attend Xcel Brands, Inc.’s 2025 Annual Meeting of Stockholders which will be held on Wednesday, December 3, 2025, at 11:00 A.M. (local time), at Xcel Brands, Inc.’s offices at 550 Seventh Avenue, 11th Floor, New York, NY 10018.

The Notice of 2025 Annual Meeting of Stockholders of Xcel Brands, Inc. and Proxy Statement, which follow, describe the business to be conducted at the meeting. Our 2024 results are presented in our Annual Report

Your vote is very important. Whether or not you plan to attend the meeting in person, we will appreciate a prompt submission of your vote. We hope to see you at the meeting.

Cordially,

/s/ Robert D’Loren
Robert D’Loren
Chairman of the Board of Directors, Chief Executive Officer and President

Xcel Brands, Inc.

550 Seventh Avenue, 11th Floor

New York, NY 10018

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 3, 2025

To the Stockholders of Xcel Brands, Inc.:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Xcel Brands, Inc. (the “Company”) will be held on Wednesday, December 3, 2025, at 11:00 A.M. (local time), at the Company’s offices at 550 Seventh Avenue, 11th Floor, New York, NY 10018, for the following purposes:

1.	To elect six directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Wolf & Company, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.	To amend the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of common stock reserved and available for distribution under the 2021 Plan from 400,000 to 1,150,000; and.
4.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on October 10, 2025 are entitled to receive the notice of and to vote at the Annual Meeting or any postponements or adjournments thereof. We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and, more importantly, reducing the environmental impact of the Annual Meeting. On or about October __, 2025, you were provided with a Notice of Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders (“Notice”) and provided access to our proxy materials over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

The Xcel Brands, Inc. Board of Directors believes that the election of the nominees specified in the accompanying proxy statement as directors at the Annual Meeting is in the best interest of the Company and its stockholders and, accordingly, unanimously recommends a vote “FOR” such nominees. Furthermore, the Board of Directors unanimously recommends that you vote “FOR” the proposal to ratify the appointment of Wolf & Company, PC as the Company’s independent registered public accounting firm, and “FOR” the proposal to increase the number shares under the Company’s equity plan by from 400,000 shares to 1,150,000 shares.

PLEASE NOTE THAT ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO STOCKHOLDERS OF THE COMPANY AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING EVIDENCE OF OWNERSHIP. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE ANNUAL MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK TO GAIN ADMISSION TO THE ANNUAL MEETING.

By Order of the Board of Directors,

Robert W. D’Loren
Chairman of the Board of Directors, Chief Executive Officer and President
October __, 2025

Xcel Brands, Inc.
PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Date:	December 3, 2025
Time:	11:00 A.M. (local time)
Place:	Xcel Brands, Inc’s Offices at 550 Seventh Avenue, 11th Floor, New York, NY 10018
Record Date:	October 10, 2025
Voting:	Stockholders as of the Record Date are entitled to one vote per share on matters presented at the Annual Meeting or any postponements or adjournments of the Annual Meeting

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election of five directors.	FOR Each Director Nominee	6
Approval of the Amendment to the 2021 Plan	FOR	35
Ratification of the appointment of Wolf & Company, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	37

In addition to these matters, stockholders may be asked to vote on such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

XCEL BRANDS, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 3, 2025

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Xcel Brands, Inc. (the “Company”, “Xcel”, “we”, “us”, or “our”) for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 3, 2025, including any postponements or adjournments thereof, for the purposes set forth below.

Management intends to provide notice to stockholders on or about October __, 2025.

Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute a revocation of your proxy.

If your shares are held in street name through a broker, bank, or other nominee, please review the voting instructions provided by the broker, bank or other nominee holding your shares or contact such organization regarding how to change your vote.

The address and telephone number of the principal executive offices of the Company are:

550 Seventh Avenue, 11th Floor

New York, NY 10018

Telephone No.: (347) 727-2481

At the Annual Meeting, the stockholders of the Company will vote on: (1) the election of five nominees to serve as directors, (2) the approval of the amendment to the 2021 Plan, (3) the ratification of the appointment of Wolf & Company, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and (4) any other matters properly brought before the Annual Meeting or any postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on December 3, 2025: This Proxy Statement, the form of proxy and the Company’s 2024 Annual Form 10-K are available for review on the Internet at www.cstproxy.com/xcelbrands/am2025.

Your Vote is Important

Please vote as promptly as possible by signing, dating and returning the enclosed Proxy Card. You may also vote by attending the Annual Meeting and voting in person.

OUTSTANDING STOCK AND VOTING RIGHTS

Only holders of the Company’s common stock at the close of business on October 10, 2025 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 4,806,776 shares of common stock outstanding. Each share of common stock is entitled to one vote on all matters. There are no cumulative voting rights. As of the Record Date, the Company had no shares of preferred stock outstanding.

“NOTICE AND ACCESS” MODEL

The United States Securities and Exchange Commission’s (the “SEC”) proxy rules set forth how companies must provide proxy materials. These rules are often referred to as “notice and access.” Under the notice and access model, a company may select either of the following options for making proxy materials available to stockholders: (i) the full set delivery option; or (ii) the notice only option. A company may use a single method for all its stockholders or use the full set delivery option for some stockholders and the notice only option for others.

Under the full set delivery option, a company delivers all proxy materials to its stockholders by mail or, if a stockholder has previously agreed, electronically. In addition to delivering proxy materials to stockholders, the company must post all proxy materials on a publicly accessible web site (other than the SEC’s web site) and provide information to stockholders about how to access that web site and the hosted materials. Under the notice only option, instead of delivering its proxy materials to stockholders, the company delivers a “Notice of Internet Availability of Proxy Materials” that outlines (i) information regarding the date and time of the meeting of stockholders, as well as the items to be considered at the meeting; (ii) information regarding the web site where the proxy materials are posted; and (iii) various means by which a stockholder can request printed or emailed copies of the proxy materials.

In connection with our 2025 Annual Meeting, we have elected to use the notice only option. Accordingly, you should have received a notice by mail, unless you requested a full set of materials from prior mailings, instructing you how to access proxy materials at www.cstproxy.com/xcelbrands/2025 and providing you with a control number you can use to vote your shares. You may request that the Company also deliver to you printed or emailed copies of the proxy materials.

All shares represented by a valid proxy, timely submitted to the Company, will be voted. Where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted as recommended by the Board. If your shares are registered under your own name, you may revoke your proxy at any time before the Annual Meeting by (i) delivering to the Secretary at the Company’s headquarters either a written instrument revoking the proxy or a duly executed proxy with a later date, or (ii) attending the Annual Meeting and voting online. If you hold shares in street name, through a broker, bank or other nominee, you must contact the broker, bank or other nominee to revoke your proxy.

VOTING PROCEDURES

Quorum. A quorum is present if a majority of the shares entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” (i.e., when a broker does not have discretionary authority to vote on a specific issue) are counted as present for purposes of determining a quorum.

Vote Required and Abstentions and Broker Non-Votes. The table below summarizes the votes required for approval of each matter to be brought before the Annual Meeting, as well as the treatment of abstentions and broker non-votes. If you sign and return a proxy but do not specify how you want your shares voted, your shares will be voted FOR the director nominees and FOR the other proposal listed below.

	Proposal	Vote Required for Approval of Each Item	Abstentions and Broker Non-Votes
I	Election of Directors	Each director shall be elected by a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.	Abstentions and broker-non votes will not affect the outcome of the vote
II	Amendment of 2021 Plan	The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal II is required to approve this proposal.	Abstentions and broker-non votes will not affect the outcome of the vote
III	Ratification of Appointment of Auditors	The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal III is required to approve this proposal.	Abstentions will not affect the outcome of the Vote. There are no-broker-non votes on this proposal

Please note that brokers may not use discretionary authority to vote shares on Proposal III if they have not received instructions from their clients. Please vote your proxy or deliver instructions to your broker so your vote can be counted.

The approval of any other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof, will require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

Discretionary Voting Power. The Board is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the best interests of the Company and its stockholders. If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies may be voted for the election of a qualified substitute nominee selected by the Board.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation, as amended, provides for the annual election of all of its directors. Currently, at each Annual Meeting of Stockholders, directors are elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified or until his or her successor has been duly elected and qualified. Each director nominee named below, who is presently a member of the Company’s Board, has indicated to the Board that he or she will be available to serve on the Board if elected. All nominees have been recommended by the Company’s Nominating Committee.

The following table sets forth the name, age and principal occupation of the nominees for election at this Annual Meeting and the length of continuous service as a director of the Company. In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Xcel Brands and our Board.

NAME	AGE	POSITION	DIRECTOR SINCE
Robert W. D’Loren	67	Chairman of the Board of Directors and Chief Executive Officer and President	2011
Mark DiSanto	63	Director	2011
James Fielding	50	Director	2018
Howard Liebman	82	Director	2011
Deborah Weinswig	54	Director	2018

The following noteworthy experience, qualifications, attributes and skills for each Board member, led to our conclusion that the person should serve as a director in light of our business and structure:

Robert W. D’Loren has been the Chairman of our Board and our Chief Executive Officer and President since September 2011. Mr. D’Loren has been an entrepreneur, innovator, and pioneer of the consumer branded products industry for over 35 years. Mr. D’Loren has spearheaded the Company’s omni-channel platform, connecting the channels of digital, brick-and-mortar, social media, and direct-response television to create a single customer view and brand experience for Xcel’s brands. He served as Chairman and CEO of IPX Capital, LLC and its subsidiaries, a consumer products investment company, from 2009 to 2011. He continues to serve as IPX Capital LLC’s Chairman.

Prior to founding the Company, from June 2006 to July 2008, Mr. D’Loren was a director, President and CEO of NexCen Brands, Inc., a global brand acquisition and management company with holdings that included The Athlete’s Foot, Waverly Home, Bill Blass, MaggieMoo’s, Marble Slab Creamery, Pretzel Time, Pretzelmaker, Great American Cookies, and The Shoe Box.

From 2002 to 2006, Mr. D’Loren’s work among consumer brands continued as President and CEO of UCC Capital Corporation, an intellectual property investment company where he invested in the consumer branded products, media, and entertainment sectors. From 1997 to 2002, Mr. D’Loren founded and acted as President and Chief Operating Officer of CAK Universal Credit Corporation, an intellectual property finance company. Mr. D’Loren’s total career debt and equity investments in over 30 entertainment and consumer branded products companies have exceeded $1.0 billion. In 1985, he founded and served as President and CEO of the D’Loren Organization, an investment and restructuring firm responsible for over $2 billion of transactions. Mr. D’Loren has also served as an asset manager for Fosterlane Management, as well as a manger with Deloitte.

Mr. D’Loren has served on the Board of Directors for Iconix Brand Group, Longaberger Company, Business Loan Center, and as a board advisor to The Athletes Foot and Bill Blass, Ltd. He also serves on the board of directors for the Achilles Track Club International. Mr. D’Loren is a Certified Public Accountant and holds an M.S. degree from Columbia University and a B.S. degree from New York University.

Mark DiSanto has served as a member of our Board since October 2011. Since 1988, Mr. DiSanto has served as the Chief Executive Officer of Triple Crown Corporation, a regional real estate development and investment company with commercial and residential development projects exceeding 1.5 million square feet. Mr. DiSanto received a degree in business administration from Villanova University’s College of Commerce and Finance, a J.D. degree from the University of Toledo College of Law, and an M.S. degree in real estate development from Columbia University.

James Fielding was appointed as a member of our Board in July 2018. He is a 25-year veteran in the consumer retail space, and previously served as the Global Head of Consumer Products for Dreamworks Animation and Awesomeness TV. Prior to that, Mr. Fielding served as the CEO of Claire’s Stores Inc., where he oversaw strategic growth and international development for the retail chain’s 3,000-plus stores worldwide. From May 2008 to 2012 Mr. Fielding served as the President of Disney Stores Worldwide.

Howard Liebman has served as a member of our Board since October 2011. He was President, Chief Operating Officer and a director of Hobart West Group, a provider of national court reporting and litigation support services, from 2007 until the sale of the business in 2008. Mr. Liebman served as a consultant to Hobart from 2006 to 2007. Mr. Liebman was President, Chief Financial Officer, and a director of Shorewood Packaging Corporation, a multinational manufacturer of high-end value-added paper and paperboard packaging for the entertainment, tobacco, cosmetics and other consumer products markets. Mr. Liebman joined Shorewood in 1994 as Executive Vice President and Chief Financial Officer, and served as its President from 1999 until Shorewood was acquired by International Paper in 2000. Mr. Liebman continued as Executive Vice President of Shorewood until his retirement in 2005. Mr. Liebman is a Certified Public Accountant and was an audit partner with Deloitte and Touche, LLP (and its predecessors) from 1974 to 1994.

Deborah Weinswig was appointed as a member of our Board in January 2018. She is a Managing Director of Funding Global Retail & Technology (“FGRT”), the think tank for the Hong Kong-based Fung Group, since April 2014 where she is responsible for building the team’s research capabilities and providing insights into the disruptive technologies that are reshaping today’s global retail landscape. Prior to leading FGRT, Weinswig served as Chief Customer Officer for Profitect Inc., a predictive analytics and big data software provider. From March 2002 to October 2013, Ms. Weinswig was employed by Citigroup, Inc., most recently where she was Managing Director and Head of the Global Staples & Consumer Discretionary team at Citi Research. Ms. Weinswig also serves as an e-commerce expert for the International Council of Shopping Centers’ Research Task Force and was a founding member of the Oracle Retail Industry Strategy Council. Lastly, she is a member of the Board of Directors of Kiabi (affiliated with the Auchan Group). Ms. Weinswig is a Certified Public Accountant and holds an MBA from the University of Chicago.

In furtherance of our corporate governance principles, each of our directors brings unique qualities and qualifications to our Board. We believe that all of our directors have a reputation for honesty, integrity, and adherence to high ethical standards. They each have demonstrated business acumen, leadership, and an ability to exercise sound judgment, as well as a commitment to serve the Company and our Board. The following descriptions demonstrate the qualifications of each director:

Robert W. D’Loren has extensive experience in and knowledge of the licensing and commercial business industries and financial markets. This knowledge and experience, including his experience as director, president, and chief executive officer of a global brand management company, provide us with valuable insight to formulate and create our acquisition strategy and how to manage and license acquired brands.

Mark DiSanto has considerable experience in building and running businesses and brings his strong business acumen to the Board.

James Fielding brings extensive senior level experience in the consumer retail space, as well as strong relationships in the media and retail industries.

Howard Liebman brings comprehensive knowledge of accounting, the capital markets, mergers and acquisitions, financial reporting, and financial strategies from his extensive public accounting experience and prior service as Chief Financial Officer of a public company.

Deborah Weinswig brings thought leadership in the retail and licensing industries, particularly in the areas of sourcing and logistics.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES SPECIFIED ABOVE.

CORPORATE GOVERNANCE

The Board of Directors and Director Independence

The Board currently consists of five members. The Board has determined that Messrs. DiSanto, Fielding and Liebman and Ms. Weinswig meet the director independence requirements under the applicable listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Each current member of the Audit Committee, Compensation Committee, and Nominating Committee is independent and meets the applicable rules and regulations regarding independence for such committee, including those set forth in the applicable NASDAQ rules, and each member is free of any relationship that would interfere with his individual exercise of independent judgment.

Leadership Structure

Currently, our Board believes our current leadership structure, where our Chief Executive Officer also serves as our Chairman, provides the most efficient and effective leadership model by enhancing the Chairman and Chief Executive Officer’s ability to provide insight and direction of business strategies and plans to both our Board and management. Our Board believes our business strategies are best served if the Chairman is also a member of our management team. The Board believes that a single person, acting in the capacities of Chairman and Chief Executive Officer, provides unified leadership and focus. We do not have a lead independent director; however, all of our Board committees are comprised of independent directors. We believe the independent nature of our Board committees, as well as the practice of our independent directors to meet in executive session without Mr. D’Loren and the other members of our management present, ensures that our Board maintains a level of independent oversight of management that is appropriate for the Company.

Board Oversight of Risk

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of the executive management team on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic, transactional and reputational risks. The full Board receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies.

Board Diversity Matrix

The table below provides an enhanced disclosure regarding the diversity of the members and nominees of our Board of Directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of October 15, 2024)
Board Size:
Total Number of Directors	5
	Male	Female	Non-Binary	Gender Undisclosed
Part I: Gender Identity
Number of directors based on gender identity	4	1
Part II: Demographic Background
African American or Black
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	4	1
Two or More Race or Ethnicities
LGBTQ+	1
Did not Disclose Demographic Background

Board Committees

The Board has three standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Nominating Committee. The committees are comprised solely of persons who meet the definition of an “independent director” under the NASDAQ Listing Rules. In addition, the Board has determined that each member of the Audit Committee meets NASDAQ independence requirements applicable to members of an audit committee. The Board has also determined that members of the Compensation Committee meet additional independence requirements under the NASDAQ Listing Rules for members of a compensation committee.

The Audit Committee, Nominating Committee and Compensation Committee operate under written charters adopted by the Board. A copy of our Nominating Committee Charter, Audit Committee Charter and Compensation Committee Charter are available on our website, at the following address: www.xcelbrands.com/pages/corporate-governance. Information on our website does not constitute a part of this proxy statement.

Audit Committee

The Board has appointed an Audit Committee which consists of Messrs. Liebman, DiSanto and Ms. Weinswig. Each of such persons has been determined to be an “independent director” under the applicable NASDAQ and Securities and Exchange Commission (the “SEC”) rules, which is the independence standard that was adopted by our Board. The Board has determined that Mr. Liebman meets the requirements to serve as the Audit Committee Financial Expert by the Board. The Audit Committee operates under a written charter adopted by our Board, a current copy of which is available on our website (www.xcelbrands.com/pages/corporate-governance). The Audit Committee held four (4) meetings during 2024.

The Audit Committee assists the Board by providing oversight of our accounting and financial reporting processes, appoints the independent registered public accounting firm, reviews with the registered independent registered public accounting firm the scope and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls.

Nominating Committee

The Board has appointed a Nominating Committee consisting of Messrs. DiSanto and Liebman. Each of such persons has been determined to be an “independent director” under the applicable NASDAQ rules. The Board has adopted a written Nominating Committee Charter that sets forth the Nominating Committee’s responsibilities, a current copy of which is available on our website (www.xcelbrands.com/pages/corporate-governance). The Nominating Committee held one (1) meeting during 2024.

The Nominating Committee considers nominees recommended by the Company’s stockholders provided that the recommendation contains sufficient information for the independent directors to assess the suitability of the candidate, including the candidate’s qualifications, name, age, business and residential address. The Company does not have a formal diversity policy. However, the Nominating Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment and diversity of experience in various areas. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Nominating Committee receive. Such recommendation must also comply with the “Consideration of Director Nominees” provision below.

Compensation Committee

The Board has appointed a Compensation Committee consisting of Messrs. DiSanto and Fielding. Each of such persons has been determined to be an “independent director” under the applicable NASDAQ rules. The Board has adopted a written Compensation Committee Charter that sets forth the Compensation Committee’s responsibilities, a current copy of which is available on our website (www.xcelbrands.com/pages/corporate-governance). The Compensation Committee is responsible for determining all forms of compensation for our executive officers and establishing and maintaining executive compensation practices designed to enhance long-term stockholder value. The Compensation Committee held no meetings during 2024.

Process and Procedures for Considering and Determining Executive and Director Compensation

Among other things, the Compensation Committee has the authority and responsibility under its charter to:

●	Approve our compensation philosophy.

●	Formulate, evaluate, and approve compensation for our officers, as defined in Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated therein.

●	Formulate, approve, and administer cash incentives and deferred compensation plans for executives. Cash incentive plans are based on specific performance objectives defined in advance of approving and administering the plan.

●	Oversee and approve all compensation programs involving the issuance of our stock and other equity securities.

●	Review executive supplementary benefits, as well as retirement, benefit, and special compensation programs involving significant cost to us, as necessary and appropriate.

●	Oversee funding for all executive compensation programs.

●	Review compensation practices and trends of other companies to assess the adequacy of our executive compensation programs and policies.
●	Secure the services of external compensation consultants or other experts, as necessary and appropriate. These services, as required, will be paid from funds provided by the Company. This system is designed to ensure the independence of such external advisors.

●	Approve employment contracts, severance agreements, change in control provisions, and other compensatory arrangements with our executives.

Role of Chief Executive Officer in Recommending Executive Compensation

The Compensation Committee makes all compensation decisions related to our named executive officers. However, our Chief Executive Officer regularly provides information and recommendations to the Compensation Committee on the performance of the executive officers and appropriate levels and components of compensation, including equity grants as well as other information as the Compensation Committee may request.

Compensation Goals

Our compensation policies are intended to achieve the following objectives:

●	Reward executives and employees for their contributions to our growth and profitability, recognize individual initiative, leadership, achievement, and other valuable contributions to our Company.

●	Link a portion of the compensation of officers and employees with the achievement of our overall performance goals, to ensure alignment with our strategic direction and values, and to ensure that individual performance is directed towards the achievement of our collective goals.

●	Enhance alignment of individual performance and contribution with long-term stockholder value and business objectives by providing equity awards.

●	Motivate and provide incentives to our named executive officers and employees to continually contribute superior job performance throughout the year; and

●	Obtain and retain the services of skilled employees and executives so that they will continue to contribute to and be a part of our long-term success.

Compensation programs and policies are reviewed and approved annually but could be adjusted more frequently if determined by the Compensation Committee. Included in this process is establishing the goals and objectives by which employee and executive compensation is determined. Executive officers’ performance is evaluated in light of these performance goals and objectives. The Compensation Committee consults the Chief Executive Officer on the performance of other company executives.

Compensation Surveys and Compensation Consultants

In determining compensation levels, we review compensation levels of companies that we deem to be similar to our Company regardless of their location, competitive factors to enable us to attract executives from other companies, and compensation levels that we deem appropriate to retain and motivate our executives. From time to time, we retain the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees and services of our compensation consultants, and our compensation consultants report directly to our Compensation Committee.

Board and Committee Meetings and Attendance at Annual Meeting of Stockholders

During the fiscal year ended December 31, 2024, the Board held three (3) meetings. In addition, the Board took action by unanimous written consent in lieu of meetings. During 2024, each of the Company’s directors attended at least seventy-five percent of the aggregate of: (i) the total number of meetings of the Board; and (ii) the total number of meetings of all Board committees on which they served.

The Company’s current policy strongly encourages that all of its directors attend all Board and committee meetings and the Company’s Annual Meeting of Stockholders, absent extenuating circumstances that would prevent their attendance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely on a review of Forms 3 and 4 and any amendments thereto furnished to our Company pursuant to Rule 16a-3(e) under the Exchange Act, or representations that no Forms 5 were required, all Section 16(a) filing requirements applicable to our officers, directors and beneficial owners of more than 10% of our equity securities were timely filed, except that Each of Messrs. D’Loren and Burroughs were late in reporting four transactions.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to our officers, employees, and directors, including our Chief Executive Officer, Chief Financial Officer and senior executives. Our Code of Ethics can be accessed on our website, www.ir.xcelbrands.com/corporate-governance. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or the Nasdaq rules.

INSIDER TRADING POLICY

We have adopted an insider trading policy (the “Trading Policy”) that is designed to promote compliance with federal securities laws, rules, and regulations, as well as the rules and regulations of the NASDAQ Stock Market. The Trading Policy provides Xcel’s standards on trading and causing the trading of our securities or securities of other publicly traded companies while in possession of confidential information. It prohibits trading in certain circumstances and applies to all of our directors, officers, and employees, as well as independent contractors or consultants who have access to material nonpublic information of Xcel. Additionally, our Trading Policy imposes special additional trading restrictions applicable to all of our directors and executive officers. The Trading Policy is annexed to this Annual Report as an exhibit and the full text of the Trading Policy is available on our website at www.xcelbrands.com.

COMMUNICATIONS WITH THE BOARD

The Board, through its Nominating Committee, has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board individually or as a group by writing to: The Board of Directors of Xcel Brands, Inc. c/o the Secretary, 550 Seventh Avenue, 11th Floor, New York, NY 10018. Stockholders should identify their communication as being from an Xcel Brands, Inc. stockholder. The Secretary may require reasonable evidence that the communication or other submission is made by a stockholder before transmitting the communication to the Board.

CONSIDERATION OF DIRECTOR NOMINEES

Stockholders wishing to recommend director candidates to the Nominating Committee must submit their recommendations in writing to the Nominating Committee, c/o Secretary, Xcel Brands, Inc., 550 Seventh Avenue, 11th Floor, New York, NY 10018.

The Nominating Committee considers nominees recommended by the Company’s stockholders provided that the recommendation contains sufficient information for the independent directors to assess the suitability of the candidate, including the candidate’s qualifications, name, age, business and residential address. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Nominating Committee receive. Such recommendation must also state the name of the stockholder who is submitting it. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under the NASDAQ rules, or, alternatively, a statement that the recommended candidate would not be so barred. Each nomination is also required to set forth a representation that the stockholder making the nomination is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated; a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the stockholder; such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had the nominee been nominated by the Board; and the consent of each nominee to serve as a director of the Company if so elected. A nomination which does not comply with the above requirements or that is not received by the deadline referred to below will not be considered.

The qualities and skills sought in prospective members of our Board will be determined by our independent directors. Generally, director candidates must be qualified individuals who, if added to our Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of the Company’s industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. Such persons should not have commitments that would conflict with the time commitments of a director of the Company.

DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS

Our By-Laws requires a stockholder wishing to nominate a candidate for election to our Board at a meeting of our stockholders to give written notice, containing the required information specified below, that must be delivered to or mailed and received by our Secretary at our principal executive offices (currently located at 550 Seventh Avenue, 11th Floor, New York, NY 10018), not earlier than the close of business on the 120th calendar day, and not later than the close of business on the 90th calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received no earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is made or given to stockholders less than 100 calendar days prior to the date of such annual meeting, the 10th calendar day following the earlier of (i) the day on which such notice of the date of the meeting was mailed to stockholders or (ii) the day on which public disclosure of the date of such annual meeting is first made by the Company.

Any such notice must set forth in writing the following:

(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation and employment of such person; (iii) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by such person (which information shall be supplemented not later than ten calendar days after the record date for the meeting to disclose such ownership as of the record date for the meeting; (iv) such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (v) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder; (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the stockholder and (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of securities of the Company owned of record or beneficially by such stockholder, and (C) any person controlling, controlled by or under common control with a stockholder associated person (the “Stockholder Associated Person”), on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant; and (vii) the information and agreement required under Section 16 of the By-Laws; and

(b) as to the stockholder giving the notice (i) the name and record address of such stockholder, as they appear on the Company’s stock ledger, and the name and address of any Stockholder Associated Person; (ii) (A) the class and series and number of shares of each class and series of capital stock of the Company which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any derivative instrument directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Company, (D) any short interest indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Company, (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by such stockholder and any Stockholder Associated Person not later than 10 calendar days after the Record Date for the meeting to disclose such ownership as of the Record Date); (iii) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination (s) are to be made by such stockholder; (iv) any material interest of such stockholder or any Stockholder Associated Person in the election of such proposed nominee, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom; (v) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice; (vi) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the person proposed as a nominee and/or (B) otherwise to solicit proxies from stockholders in support of the election of such person; (vii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and (viii) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder. In addition to the information required above, the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

COMPENSATION OF DIRECTORS

Director Compensation in Fiscal Year 2024

We generally pay our non-employee directors $3,000 for each board of directors and committee meeting attended, up to a maximum of $12,000 per year for board of directors’ meetings and up to a maximum of $12,000 per year for committee meetings, except that the chairman of each committee receives $4,000 for each such committee meeting attended, up to a maximum of $16,000 per year.

The following table sets forth information with respect to each non-employee director’s compensation for the year ended December 31, 2024. The dollar amounts shown for Stock Awards represent the grant date fair value of the restricted stock awards or stock options granted during the fiscal year calculated in accordance with ASC Topic 718.

	Fees Earned
	or Paid	Stock	Option
Name	in Cash	Awards	Awards	Total
Mark DiSanto (1) (2)	$27,000	$8,500	$11,788	$47,288
Howard Liebman (1) (2)	$25,000	$8,500	$11,788	$45,288
Deborah Weinswig (1) (2)	$24,000	$8,500	$11,788	$44,288
James Fielding (1) (2)	$3,000	$8,500	$11,788	$23,288

(1)	On April 3, 2024, each non-employee directory was granted 1,000 shares of restricted stock pursuant to the terms and conditions of the 2021 Plan. Such shares of restricted stock will vest evenly over two years, whereby 50% shall vest on April 3, 2025 and 50% shall vest on April 3, 2026. Notwithstanding the foregoing, each grantee may extent the vesting date of all or a portion of the restricted shares by six months and, thereafter one or more times may further extend such date with respect to all or a portion of the restricted shares until the next following October 3 or April 3, as the case may be. The grant date fair value of the shares was $8.50 per share.

(2)	On April 3, 2024, each non-employee director was granted options to purchase 2,500 shares of stock pursuant to the terms and conditions of the 2021 Plan. Such options will vest evenly over two years, whereby 50% shall vest on April 3, 2025 and 50% shall vest on April 3, 2026. The exercise price of the options is $8.50 per share.

2021 Equity Incentive Plan

Our 2021 Equity Incentive Plan, which we refer to as the “2021 Plan”, is designed and utilized to enable the Company to offer its employees, officers, directors, consultants, and others whose past, present, and/or potential contributions to the Company have been, are, or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company.

The 2021 Plan provides for the grant of stock options, restricted stock, restricted stock units, performance awards, or cash awards. The stock options may be incentive stock options or non-qualified stock options. A total of 400,000 shares of common stock are eligible for issuance under the 2021 Plan. The 2021 Plan may be administered by the board of directors or a committee consisting of two or more members of the board of directors appointed by the board of directors.

Officers and other employees of Xcel or any parent or subsidiary of Xcel who are at the time of the grant of an award employed by us or any parent or subsidiary of Xcel are eligible to be granted options or other awards under the 2021 Plan. In addition, non-qualified stock options and other awards may be granted under the 2021 Plan to any person, including, but not limited to, directors, independent agents, consultants, and attorneys who the board of directors or the committee, as the case may be, believes has contributed or will contribute to our success.

Cash awards may be issued under the 2021 Plan either alone or in addition to or in tandem with other awards granted under the 2021 Plan or other payments made to a participant not under the 2021 Plan. The board or committee, as the case may be, shall determine the eligible persons to whom, and the time or times at which, cash awards will be made, the amount that is subject to the cash award, the circumstances and conditions under which such amount shall be paid, in whole or in part, the time of payment, and all other terms and conditions of the awards.

With respect to incentive stock options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of a parent or subsidiary of our Company immediately before the grant, such incentive stock option shall not be exercisable more than 5 years from the date of grant. The exercise price of an incentive stock option will not be less than the fair market value of the shares underlying the option on the date the option is granted, provided, however, that the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of such fair market value. The exercise price of a non-qualified stock option may not be less than fair market value of the shares of common stock underlying the option on the date the option is granted.

Restricted stock awards give the recipient the right to receive a specified number of shares of common stock, subject to such terms, conditions and restrictions as the board or the committee, as the case may be, deems appropriate. Restrictions may include limitations on the right to transfer the stock until the expiration of a specified period of time and forfeiture of the stock upon the occurrence of certain events such as the termination of employment prior to expiration of a specified period of time. Restricted stock unit (“RSU”) awards will be settled in cash or shares of common stock, in an amount based on the fair market value of our common stock on the settlement date. The RSUs will be subject to forfeiture and restrictions on transferability as set forth in the 2021 Plan and the applicable award agreement and as may be otherwise determined by the board or the committee. There were no RSUs outstanding as of December 31, 2024.

Certain awards made under the 2021 Plan may be granted so that they qualify as “performance-based compensation” (as this term is used in Internal Revenue Code Section 162(m) and the regulations thereunder) and are exempt from the deduction limitation imposed by Code Section 162(m). Under Internal Revenue Code Section 162(m), our tax deduction may be limited to the extent total compensation paid to the chief executive officer, or any of the four most highly compensated executive officers (other than the chief executive officer) exceeds $1 million in any one tax year. Among other criteria, awards only qualify as performance-based awards if at the time of grant the compensation committee is comprised solely of two or more “outside directors” (as this term is used in Internal Revenue Code Section 162(m) and the regulations thereunder). In addition, we must obtain stockholder approval of material terms of performance goals for such performance-based compensation.

All stock options and certain stock awards, performance awards, and stock units granted under the 2021 Plan, and the compensation attributable to such awards, are intended to (i) qualify as performance-based awards or (ii) be otherwise exempt from the deduction limitation imposed by Internal Revenue Code Section 162(m). No awards may be granted on or after the fifth anniversary of the effective date of the 2021 Plan.

The 2021 Plan became effective April 19, 2022. Prior to the effectiveness of the 2021 Plan, the Company made awards under our Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”), the key terms and provisions of which were substantially similar to the 2021 Plan described above, with the major difference being the number of shares of common stock eligible for issuance. Stock-based awards (including options, warrants, and restricted stock) previously granted under our 2011 Plan remain outstanding, and shares of common stock may be issued to satisfy options or warrants previously granted under the 2011 Plan, although no new awards may be granted under the 2011 Plan.

Under the 2021 plan options to purchase 82,500 shares of common stock and unvested restricted stock awards relating to an aggregate of 56,833 shares of common stock were outstanding as of the Record Date.

EXECUTIVE OFFICERS

All officers serve at the direction of our Board. The Board appoints our officers.

In fiscal year 2024, Mr. Robert W. D’Loren served as our Chief Executive Officer and President. In addition to Mr. D’Loren, our other executive officers are as follows:

James F. Haran has been our Chief Financial Officer since September 2011. Mr. Haran served as CFO of IPX Capital, LLC and its related subsidiaries, from June 2008 to September 2011. Mr. Haran was the Executive Vice President, Capital Markets for NexCen Brands, Inc. from 2006 to May 2008 and Chief Financial Officer and Chief Credit Officer for UCC Capital Corporation, and its predecessor company, CAK Universal Credit Corp., from 1998 to 2006. Prior to joining UCC, Mr. Haran was a partner at Sidney Yoskowitz and Company P.C., a registered diversified certified public accounting firm. During his tenure, which began in 1987, his focus was on real estate and financial services companies. Mr. Haran is a Certified Public Accountant and holds a B.S. degree from State University of New York at Plattsburgh.

Seth Burroughs has been our Executive Vice President of Business Development and Treasury since September 2011. From June 2006 to October 2010, Mr. Burroughs served as Vice President of NexCen Brands, Inc. Prior to his role at NexCen, from 2003 to 2006, Mr. Burroughs served as Director of M&A Advisory and Investor Relations at UCC Capital Corporation, an intellectual property investment company, where he worked on $500 million in acquisitions and $300 million in specialty financing as an advisor to consumer branded products companies in the franchising and apparel industries. From 2001 to 2003, Mr. Burroughs worked as a Senior Financial Analyst at The Pullman Group where he was involved with structuring the first securitizations of music royalties, including the Bowie Bonds, and as a Financial Analyst at Merrill Lynch’s private client group. Mr. Burroughs received a B.S. degree in economics from The Wharton School of Business at the University of Pennsylvania.

EXECUTIVE COMPENSATION

Employment Agreements with Executives

Robert W. D’Loren

On February 28, 2019, and effective as of January 1, 2019, the Company entered into a three-year employment agreement with Robert W. D’Loren for him to continue to serve as Chief Executive Officer of the Company, referred to as the D’Loren Employment Agreement. Following the initial three-year term, the agreement has automatically renewed for successive one-year terms, and will be automatically renewed for one-year terms thereafter unless either party gives written notice of intent to terminate at least 90 days prior to the termination of the then current term. Pursuant to the D’Loren Employment Agreement, Mr. D’Loren’s annual base salary is $0.89 million. The Company’s board of directors or the compensation committee may approve increases (but not decreases) from time to time. Following the initial three-year term, Mr. D’Loren’s base salary will be reviewed at least annually. Mr. D’Loren also receives an allowance for an automobile appropriate for his level of position and the Company pays (in addition to monthly lease or other payments) all of the related expenses for gasoline, insurance, maintenance, repairs, or any other costs with Mr. D’Loren’s automobile.

On July 30, 2024, the Company entered into an amendment of the D’Loren Employment Agreement. Pursuant to this amendment, the Company agreed with Mr. D’Loren that commencing July 16, 2024 and ending December 31, 2025, Mr. D’Loren shall accept and the Company shall pay for each month 40% of Mr. D’Loren’s pro rata portion of base salary for each such month through the issuance of shares of the Company’s common stock. The shares of common stock will be issued on the last day of each month, and the number of shares issuable for each month to Mr. D’Loren shall be determined by dividing 40% of his pro-rated base salary for such month by the closing sale price of the Company’s common stock on the last trading day of such month. Mr. D’Loren is permitted to pay the withholding tax through the exchange of a portion of the shares.

Bonus

Mr. D’Loren will be eligible to receive an annual cash bonus in an amount equal to (i) 2.5% of all income generated from the sales of the Company’s products and by the trademarks and other intellectual property owned, operated or managed by us (“IP Income”), in excess of $8.0 million earned and received by us in such fiscal year: provided that any IP income generated through net sales shall be multiplied by (x) 7% in the case of net sales from wholesale sales, and private label sales and (y) 3% in the case of net sales from e-commerce sales through the Company’s web sites and (ii) 5% of the Company’s adjusted EBITDA (as defined in the D’Loren Employment Agreement) for such fiscal year. Mr. D’Loren shall have the right to elect to receive the cash bonus through the issuance of shares of the Company’s common stock.

Pursuant to the D’Loren Agreement, Mr. D’Loren was granted an option to purchase up to 257,895 shares of the Company’s common stock at an exercise price of $17.20 per share. The option is exercisable until February 28, 2029 and shall vest, subject to Mr. D’Loren remaining employed by the Company and based upon the Company’s common stock achieving the following target prices:

Target Prices	Number of Option Shares Vesting
$30.00	73,684
$50.00	62,632
$70.00	51,579
$90.00	40,526
$110.00	29,474

Severance

If Mr. D’Loren’s employment is terminated by the Company without cause, or if Mr. D’Loren resigns with good reason, or if the Company fails to renew the term, then Mr. D’Loren will be entitled to receive his unpaid base salary and cash bonuses through the termination date and a lump sum payment equal to the base salary in effect on the termination date for the longer of two years from the termination date or the remainder of the then-current term. Additionally, Mr. D’Loren would be entitled to two hundred times the average annual cash bonuses paid in the preceding 12 months. Mr. D’Loren would also be entitled to continue to participate in the Company’s group medical plan or receive reimbursement for premiums paid for other medical insurance in an amount not to exceed the cost to participate in the Company’s plan, subject to certain conditions, for a period of 36 months from the termination date.

Change of Control

In the event Mr. D’Loren’s employment is terminated within 12 months following a change of control by the Company without cause or by Mr. D’Loren with good reason, he would be entitled to a lump sum payment equal to two times (i) his base salary in effect on the termination date for the longer of two years from the termination date or the remainder of the then-current term and (ii) two times the average annual cash bonuses paid in the preceding 12 months, minus $100. “Change of control,” as defined in Mr. D’Loren’s employment agreement, means a merger or consolidation to which we are a party, a sale, lease or other transfer, exclusive license or other disposition of all or substantially all of our assets, a sale or transfer by our stockholders of voting control, in a single transaction or a series of transactions or, if during any twelve consecutive month period, the individuals who at the beginning of such period, constitute the board of directors of the Company (the “Incumbent Directors”) cease (other than due to death) to constitute a majority of the members of the board at the end of such period; provided that directors elected by or on the recommendation of a majority of the directors who so qualify as Incumbent Directors shall be deemed to be Incumbent Directors. Upon a change of control, notwithstanding the vesting and exercisability schedule in any stock option or other grant agreement between Mr. D’Loren and the Company, all unvested stock options, shares of restricted stock and other equity awards granted by the Company to Mr. D’Loren pursuant to any such agreement shall immediately vest, and all such stock options shall become exercisable and remain exercisable for the lesser of 180 days after the date the change of control occurs or the remaining term of the applicable option.

Non-Competition and Non-Solicitation

During the term of his employment by the Company and for a one-year period after the termination of such employment (unless Mr. D’Loren’s employment was terminated without cause or was terminated by him for good reason, in which case only for his term of employment and a six-month period after the termination of such employment), Mr. D’Loren may not permit his name to be used by or participate in any business or enterprise (other than the mere passive ownership of not more than 5% of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) that engages or proposes to engage in our business in the United States, its territories and possessions and any foreign country in which we do business as of the date of termination of his employment. Also, during his employment and for a one-year period after the termination of such employment, Mr. D’Loren may not, directly or indirectly, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries; or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager, or other employee of the Company or any of its subsidiaries, to terminate such employee’s employment with the Company or any of its subsidiaries; or hire any such person unless such person’s employment was terminated by the Company or any of its subsidiaries; or in any way interfere with the relationship between any such customer, supplier, licensee, employee, or business relation and the Company or any of its subsidiaries.

James Haran

On February 28, 2019, and effective as of January 1, 2019, the Company entered into a two-year employment agreement with James Haran for him to continue to serve as the Company’s Chief Financial Officer, referred to as the Haran Employment Agreement. Following the initial two-year term, the agreement has automatically renewed for successive one-year terms, and will be automatically renewed for one-year terms thereafter unless either party gives written notice of intent to terminate at least 30 days prior to the expiration of the then current term. Pursuant to the Haran Employment Agreement, Mr. Haran’s annual base salary is $0.37 million per annum. The board of directors or the compensation committee may approve increases (but not decreases) from time to time. Following the initial two-year term, the base salary shall be reviewed at least annually. In addition, Mr. Haran receives a car allowance of $1,500 per month.

Bonus

Mr. Haran will be eligible to receive a performance cash bonus in an amount equal to (i) 0.23% of all IP Income in excess of $12.0 million earned and received by us in such fiscal year; provided that any IP income generated through net sales shall be multiplied by (x) 7% in the case of net sales from wholesale sales, and private label sales and (y) 3% in the case of net sales from e-commerce sales through the Company’s web sites plus (ii) 0.375% of the Company’s adjusted EBITDA (as defined in the Haran Employment Agreement) for such fiscal year. Notwithstanding the foregoing, for (i) 2019, $0.04 million of Mr. Haran’s bonus was guaranteed, of which $0.01 million was paid to Mr. Haran upon execution of the Haran Employment Agreement and $0.03 million was paid prior to June 30, 2019, and (ii) for 2020, $0.03 million of Mr. Haran’s bonus was guaranteed and paid prior to June 30, 2020, in each case.

Pursuant to the Haran Employment Agreement, Mr. Haran was granted an option to purchase up to 55,263 shares of the Company’s common stock at an exercise price of $17.20 per share. The option is exercisable until February 28, 2029 and shall vest, subject to Mr. Haran remaining employed with the Company and based upon the Company’s common stock achieving target prices as follows:

Target Prices	Number of Option Shares Vesting
$30.00	15,790
$50.00	13,421
$70.00	11,052
$90.00	8,684
$110.00	6,316

Severance

If Mr. Haran’s employment is terminated by the Company without cause, or if Mr. Haran resigns with good reason, or if the Company fails to renew the term, then Mr. Haran will be entitled to receive his unpaid base salary and cash bonuses through the termination date and a lump sum payment equal to his base salary in effect on the termination date for 12 months. Mr. Haran would also be entitled to continue to participate in our group medical plan, subject to certain conditions, for a period of 12 months from the termination date.

Change of Control

In the event Mr. Haran’s employment is terminated within 12 months following a change of control by the Company without cause or by Mr. Haran with good reason, Mr. Haran would be entitled to a lump sum payment equal to his base salary in effect on the termination date for 12 months following such termination. “Change of control,” as defined in Mr. Haran’s employment agreement, means a merger or consolidation to which we are a party, a sale, lease or other transfer, exclusive license or other disposition of all or substantially all of our assets, or a sale or transfer by our stockholders of voting control, in a single transaction or a series of transactions. Upon a change of control, notwithstanding the vesting and exercisability schedule in any stock option or other grant agreement between Mr. Haran and us, all unvested stock options, shares of restricted stock and other equity awards granted by us to Mr. Haran pursuant to any such agreement shall immediately vest, and all such stock options shall become exercisable and remain exercisable for the lesser of 180 days after the date the change of control occurs or the remaining term of the applicable option.

Non-Competition and Non-Solicitation

During the term of his employment by the Company and for a one-year period after the termination of such employment, Mr. Haran may not permit his name to be used by or participate in any business or enterprise (other than the mere passive ownership of not more than 5% of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) that engages or proposes to engage in our business in the United States, its territories and possessions and any foreign country in which we do business as of the date of termination of such employment. Also, during his employment and for a one-year period after the termination of his employment, Mr. Haran may not, directly or indirectly, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries; or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager or other employee of the Company or any of its subsidiaries, to terminate such employee’s employment with the Company or any of its subsidiaries; or hire any such person unless such person’s employment was terminated by the Company or any of its subsidiaries; or in any way interfere with the relationship between any such customer, supplier, licensee, employee or business relation and the Company or any of its subsidiaries.

Seth Burroughs

On February 28, 2019, and effective as of January 1, 2019, the Company entered into a two-year employment agreement with Seth Burroughs for him to continue to serve as the Company’s Executive Vice President - Business Development and Treasury, referred to as the Burroughs Employment Agreement. Following the initial two-year term, the agreement has automatically renewed for successive one-year terms, and will be automatically renewed for one-year terms thereafter unless either party gives written notice of intent to terminate at least 30 days prior to the expiration of the then current term. Pursuant to the Burroughs Employment Agreement, Mr. Burroughs’ annual base salary is $0.34 million per annum. The board of directors or the compensation committee may approve increases (but not decreases) from time to time. Following the initial two-year term, the base salary shall be reviewed at least annually.

On July 30, 2024, the Company entered into an amendment of the Burroughs Employment Agreement. Pursuant to this amendment, the Company agreed with Mr. Burroughs that commencing July 16, 2024 and ending December 31, 2025, Mr. Burroughs shall accept and the Company shall pay for each month 40% of Mr. Burroughs’ pro rata portion of base salary for each such month through the issuance of shares of the Company’s common stock. The shares of common stock will be issued on the last day of each month, and the number of shares issuable for each month to Mr. Burroughs shall be determined by dividing 40% of his pro-rated base salary for such month by the closing sale price of the Company’s common stock on the last trading day of such month. Mr. Burroughs is permitted to pay the withholding tax through the exchange of a portion of the shares.

Bonus

Mr. Burroughs will be eligible to receive a performance cash bonus in an amount equal to (i) 0.23% of all IP Income in excess of $12.0 million earned and received by us in such fiscal year; provided that any IP income generated through net sales shall be multiplied by (x) 7% in the case of net sales from wholesale sales, and private label sales and (y) 3% in the case of net sales from e-commerce sales through the Company’s web sites plus (ii) 0.375% of the Company’s adjusted EBITDA (as defined in the Haran Employment Agreement) for such fiscal year.

Pursuant to the Burroughs Employment Agreement, Mr. Burroughs was granted an option to purchase up to 36,842 shares of the Company’s common stock at an exercise price of $17.20 per share. The option is exercisable until February 28, 2029 and shall vest, subject to Mr. Burroughs remaining employed with the Company and based upon the Company’s common stock achieving target prices as follows:

Target Prices	Number of Option Shares Vesting
$30.00	10,526
$50.00	8,947
$70.00	7,369
$90.00	5,790
$110.00	4,210

Severance

If Mr. Burrough’s employment is terminated by the Company without cause, or if Mr. Burroughs resigns with good reason, or if the Company fails to renew the term, then Mr. Burroughs will be entitled to receive his unpaid base salary and cash bonuses through the termination date and a lump sum payment equal to his base salary in effect on the termination date for 12 months. Mr. Burroughs would also be entitled to continue to participate in our group medical plan, subject to certain conditions, for a period of 12 months from the termination date.

Change of Control

In the event Mr. Burroughs’ employment is terminated within 12 months following a change of control by the Company without cause or by Mr. Burroughs with good reason, Mr. Burroughs would be entitled to a lump sum payment equal to his base salary in effect on the termination date for 12 months following such termination. “Change of control,” as defined in Mr. Burroughs’ employment agreement, means a merger or consolidation to which we are a party, a sale, lease or other transfer, exclusive license or other disposition of all or substantially all of our assets, or a sale or transfer by our stockholders of voting control, in a single transaction or a series of transactions. Upon a change of control, notwithstanding the vesting and exercisability schedule in any stock option or other grant agreement between Mr. Burroughs and us, all unvested stock options, shares of restricted stock and other equity awards granted by us to Mr. Burroughs pursuant to any such agreement shall immediately vest, and all such stock options shall become exercisable and remain exercisable for the lesser of 180 days after the date the change of control occurs or the remaining term of the applicable option.

Non-Competition and Non-Solicitation

During the term of his employment by the Company and for a one-year period after the termination of such employment, Mr. Burroughs may not permit his name to be used by or participate in any business or enterprise (other than the mere passive ownership of not more than 5% of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) that engages or proposes to engage in our business in the United States, its territories and possessions and any foreign country in which we do business as of the date of termination of such employment. Also, during his employment and for a one-year period after the termination of his employment, Mr. Burroughs may not, directly or indirectly, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries; or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager or other employee of the Company or any of its subsidiaries, to terminate such employee’s employment with the Company or any of its subsidiaries; or hire any such person unless such person’s employment was terminated by the Company or any of its subsidiaries; or in any way interfere with the relationship between any such customer, supplier, licensee, employee or business relation and the Company or any of its subsidiaries.

The following table sets forth information regarding all cash and non-cash compensation earned, during the years ended December 31, 2024 and 2023, by our principal executive officer and our two other most highly compensated executive officers, which we refer to collectively as the named executive officers, for services in all capacities to the Company:

Summary Compensation Table

			Salary	Bonus	Stock	All Other
Name	Title	Year	(1), (2)	(3)	Awards	Compensation	Total
Robert W. D’Loren	CEO and Chairman	2024	$888,500	$33,382	$-	$14,374	$936,256
		2023	$888,500	$187,731	$-	$1,890	$1,078,121

James F. Haran	CFO	2024	$366,000	$-	$-	$769	$366,769
		2023	$366,000	$7,896	$-	$961	$374,857

Seth Burroughs	EVP - Business	2024	$340,600	$-	$-	$-	$340,600
	Development	2023	$340,600	$7,896	$-	$35	$348,531
	and Treasury

(1)	In accordance with the July 30, 2024 amendment of the employment agreements with Robert W. D’Loren’s and Seth Burroughs (see “Employment Agreements with Executives” in Item 10), commencing July 16, 2024, 40% of each of Mr. D’Loren’s and Mr. Burrough’s salary was paid in shares of the Company’s common stock rather than in cash. Salary compensation paid to Mr. D’Loren in stock in 2024 was $162,892, which amounted to 24,037 shares on a gross basis (12,933 shares issued on a net basis, after the exchange of shares for withholding taxes). Salary compensation paid to Mr. Burroughs in stock in 2024 was $62,443, which amounted to 9,213 shares on a gross basis (4,569 shares issued on a net basis, after the exchange of shares for withholding taxes).

(2)	Mr. D’Loren’s salary amount for 2024 includes the amount of a voluntary temporary deferral of salary of $125,000, which was earned by Mr. D’Loren and accrued at December 31, 2024 and was paid to Mr. D’Loren in 2025.

(3)	Bonuses include amounts paid in accordance with the executives’ respective employment agreements (see “Employment Agreements with Executives” in Item 10).

Outstanding Equity Awards as of December 31, 2024

		Options and Warrant Awards					Stock Awards
		Number of	Number of
		Securities	Securities					Market
		Underlying	Underlying				Number of	Value of
		Unexercised	Unexercised			Option or	Shares of	Shares of
		Options &	Options &			Warrant	Stock that	Stock that
		Warrants,	Warrants,		Exercise	Expiration	Have Not	Have Not
Name	Title	Exercisable	Unexercisable		Price	Date	Vested	Vested
Robert W. D’Loren	CEO, Chairman	-	257,895	(1)	$17.20	2/28/2029	-	$-
James F. Haran	CFO	-	55,263	(1)	$17.20	2/28/2029	-	$-
Seth Burroughs	EVP - Bus. Development & Treasury	-	36,842	(1)	$17.20	2/28/2029	-	$-

(1)	These options shall become exercisable based upon the Company’s common stock achieving specified target prices as outlined in the executive’s employment agreement, and expire on February 28, 2029. See “Employment Agreements with Executives” in Item 10.

Payments Due Upon Termination of Employment or a Change in Control

See “Executive Compensation-Employment Agreements” above for a description of the severance and change of control provisions contained in the executive officer’s employment agreements.

The following table quantifies the estimated maximum amount of payments and benefits under the Employment Agreement (which were in effect as of December 31, 2024) with our executive officers relating to awards granted under our 2021 Plan and other equity award grants to which the executive officers would be entitled to upon termination of employment if we terminated their employment without cause or the executive terminated his employment with good reason, in either case, within 12 months following a “change of control” of our Company that (by assumption) occurred on December 31, 2024:

Name	Salary ($)	Value of the Accelerated Equity Awards and Other Benefits ($)(1)(2)	Total Termination Benefits
Robert W. D’Loren	$888,500	$152,000	$1,040,500
James F. Haran	$366,000	$45,000	$411,000
Seth Burroughs	$340,600	$52,000	$392,600

(1)	[This amount represents the unrealized value of the unvested portion of the respective executive’s equity awards based upon a closing price of $0.515 (as adjusted for the 1-10 reverse stock split effected on March 24, 2025) on December 31, 2024 and calculated in accordance with Section 280G of the Internal Revenue Code of 1986, as amended.

(2)	Includes 18 months of continuing COBRA coverage or continuing participation in the Company’s group medical plan]

Risk Assessment in Compensation Policies and Practices for Employees

The Compensation Committee reviewed the elements of our compensation policies and practices for all of our employees, including our named executive officers, in order to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our Company. The Compensation Committee concluded that the following features of our compensation programs guard against excessive risk-taking:

●	compensation programs provide a balanced mix of short-term and longer-term incentives;

●	base salaries are consistent with employees’ duties and responsibilities;

●	cash incentive awards are capped by the Compensation Committee;

●	cash incentive awards are tied mostly to corporate performance goals, rather than individual performance goals; and

●	vesting periods for equity awards encourage executives to focus on sustained stock price appreciation.

The Compensation Committee believes that, for all of our employees, including our named executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe that risks that may arise from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For the most recently completed fiscal year, the Company did not use any “financial performance measures” as defined in Item 402(v) of Regulation S-K to link compensation paid to our Named Executive Officers, or “NEOs”, to the Company’s performance. We are also permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws. Accordingly, we have not included a tabular list of financial performance measures, and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation”.

(a) Fiscal Year	(b) Summary Compensation Table PEO Total(1)	(c) Compensation Actually Paid to PEO(2)	(d) Average Summary Compensation Table Total for Non-PEO NEOs(3)	(e) Average Compensation Actually Paid to non-PEO NEOs(4)	(f) Value of Initial $100 Investment Based on Total Shareholder Return (TSR) (5)	(g) Net Income ($ mil.)
2024	$936,256	$936,256	$353,685	$353,685	$(60.08)	$(22,395,000)
2023	$1,078,121	$1,078,121	$361,894	$361,894	$84.29	(21,052,000)

(1)	The dollar amount reported in column (b) are the amounts of total compensation reported for Robert W D’Loren our principal executive officer, or PEO, for each corresponding year in the “total” column of the Summary Compensation Table. Refer to Executive Compensation – Summary Compensation Table”.

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. D’Loren, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. D’Loren during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments below were made to Mr. D’Loren’s total compensation for each year to determine the compensation actually paid.

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding our PEO) included for purposes of calculating the average amounts in 2024 are James Haran and Seth Burroughs. The NEOs (excluding our PEO) included for purposes of calculating the average amounts in 2023 are James Haran and Seth Burroughs.

(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments below were made to average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note (2).

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The Company did not pay any dividends during the measurement period.

The amounts deducted or added in calculating the equity award adjustments are as follows:

	2024		2023
		Average		Average
		Other		Other
	PEO	NEOs	PEO	NEOs
Summary Compensation Table Total	$936,256	$353,685	$1,078,121	$361,894
Less Stock Award and Option Value Reported in Summary Compensation Table for the Covered Year	$-	$-	$-	$-
Plus (Less) Fair value of Equity Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at End of Year	$-	$-	$-	$-
Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year	$-	$-	$-	$-
Plus (Less) Change in Fair Value of Equity Awards granted in Prior Years that Vested During the Fiscal Year	$-	$-	$-	$-
Compensation Actually Paid	$936,256	$353,685	$1,078,121	$361,894

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail above in “Executive Compensation” the Company’s executive compensation program reflects a performance-driven compensation philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, those Company measures are not financial performance measures and are therefore not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Cumulative TSR

The charts below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s cumulative TSR over the two years presented in the table, on the other.

The charts below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s net loss over the two years presented in the table, on the other.

All information provided above under the heading “Pay Versus Performance” will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

POLICIES RELATED TO EQUITY AWARDS

The Compensation Committee meets periodically, including to approve equity award grants to our executives from time to time. We do not have, nor do we plan to establish, any formal written program, plan or practice to time equity award grants in coordination with releasing material non-public information, and the Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about the company that has not been publicly disclosed when determining the timing and terms of equity awards. During 2024, there were no stock options granted to any named executive officer during the period beginning four business days preceding the filing of any periodic report on Forms 10-K or 10-Q or the filing or furnishing of any current report on Form 8-K that discloses material non-public information, and ending one business day after the filing or furnishing of such report, other than as set forth in the table below:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the Record Date, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each named executive officer and director of the Company, and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. Unless otherwise indicated, the address for such person is c/o Xcel Brands, Inc., 550 Seventh Avenue, 11th Floor, New York, New York 10018.

4,806,776 shares of common stock issued and outstanding as of the Record Date:

	Number of
	Shares
	of Common
	Stock	Percent
	Beneficially	Beneficially
Name and Address	Owned	Owned
Named executive officers and directors:
Robert W. D’Loren (1)	946,552	19.59%
James F. Haran (2)	20,401	*
Seth Burroughs (3)	67,814	1.41
Howard Liebman (4)	20,366	*
Mark DiSanto (5)	351,174	7.28
Deborah Weinswig (6)	15,550	*
James Fielding (7)	14,750	*

All directors and executive officers as a group (7 persons) (8)	1,436,607	29.47

5% Shareholders:
UTG Capital, Inc. (9)	1,562,000	26.41

* Less than 1%.

(1)	Consists of (i) 492,484 shares held by Mr. D’Loren, (ii) 60,731 shares owned by Irrevocable Trust of Rose Dempsey (or the Irrevocable Trust) of which Mr. D’Loren and Mr. DiSanto are the trustees and as to which Mr. D’Loren has sole voting and dispositive power, (iii) 15,333 immediately exercisable warrants held by IPX Capital, LLC, a company controlled by Mr. D’Loren, ( iv) 8,750 restricted shares, (v) immediately exercisable options to purchase 8,750 shares, (vi) 167,233 shares of common stock held in the name of Isaac Mizrahi, and (vii) 193,271 shares of common stock as to which holders thereof granted to Mr. D’Loren irrevocable proxy and attorney-in-fact with respect to the shares. Certain holders or grantees have entered into agreements, pursuant to which appoint a person designated by our board of directors as their irrevocable proxy and attorney-in-fact with respect to the shares set forth in clauses (vi) and (vii). Mr. D’Loren does not have any pecuniary interest in these shares described in clauses (vi) and (vii) and disclaims beneficial ownership thereof. Does not include 32,667 shares held by the D’Loren Family Trust (or the Family Trust) of which Mark DiSanto is a trustee and has sole voting and dispositive power. Does not include 257,895 options that are not yet exercisable.
(2)	Consists of (i) 20,401 shares of common stock. Does not include 55,263 options that are not yet exercisable.
(3)	Consists of (i) 62,814 shares of common stock, (ii) 2,500 restricted shares and (iii) immediately exercisable options to purchase 2,500 shares. Does not include 36,842 options that are not yet exercisable.
(4)	Consists of (i) 3,616 shares of common stock, (ii) 8,000 restricted shares, and (iii) immediately exercisable options to purchase 8,750 shares. Does not include 3,750 options that are not yet exercisable.
(5)	Consists of (i) 155,333 shares of common stock, (ii) 7,750 restricted shares, (iii) 32,667 shares held by the D’Loren Family Trust, of which Mark DiSanto is trustee and has sole voting and dispositive power over the shares held by the D’Loren Family Trust, (iv) 132,185 shares held by Mark X. DiSanto Investment Trust, of which Mark DiSanto is trustee and has sole voting and dispositive power over the shares held by the Trust, (v) immediately exercisable options to purchase 15,000 shares, and (vi) 8,239 shares held by other trusts, of which Mark DiSanto is trustee and has sole voting and dispositive power over the shares held by the trusts. Does not include 3,750 options that are not yet exercisable.
(6)	Consists of (i) 6,800 restricted shares and (ii) immediately exercisable options to purchase 8,750 shares. Does not include 3,750 options that are not yet exercisable.
(7)	Consists of (i) 4,500 shares of common stock, (ii) 1,500 restricted shares, and (iii) immediately exercisable options to purchase 8,750 shares. Does not include 3,750 options that are not yet exercisable.
(8)	Includes (i) 972,970 shares of common stock, (ii) 35,300 restricted shares, (iii) 67,833 shares issuable upon exercise of options and warrants that are currently exercisable, and (iv) 360,504 other shares of common stock as to which holders thereof granted to Mr. D’Loren irrevocable proxy and attorney-in-fact with respect to the shares.
(9)	Represents 454,545 shares of common stock and 1,107,455 shares issuable upon exercise of warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

IM Topco, LLC

The Company held a noncontrolling interest in IM Topco, LLC (“IM Topco”), which was accounted for under the equity method of accounting.

On January 31, 2025, in accordance with the terms of the amended membership purchase agreement between Xcel and a subsidiary of WHP Global (“WHP”) (see below for additional details), WHP became contractually entitled to receive from Xcel equity interests in IM Topco equal to 12.5% of the total outstanding equity interests of IM Topco. On April 15, 2025, such equity interests were transferred to WHP.

On September 26, 2025, Xcel, IM Topco, IMWHP, LLC (“IMWHP”) and IMWHP2 LLC (“IM2”) entered into a Settlement Agreement pursuant to which Xcel entered into a Membership Interest Transfer Agreement with IMWHP and IMWHP2 (the “Transfer Agreement”), Xcel-CT MFG, LLC (“Xcel-CT”), a subsidiary of Xcel, was released from any further liability under certain provisions of the License Termination Agreement between IM Topco and Xcel-CT. In addition, pursuant to the Settlement Agreement, Xcel received a capital appreciation right to receive 15% of the net consideration received by IM Topco, IMWHP, IMWHP2 and any other equity holders of IM Topco in excess of $46 million in connection with a capital transaction involving IM Topco which occurs on or before September 1, 2032

Pursuant to the Transfer Agreement Xcel agreed to transfer to IM2 all of its equity interests in IM Topco, which represented equity interests equal to 17.5% of the outstanding equity interests of IM Topco, on October 1, 2025 (the “Transfer”).

Services Agreement

On May 31, 2022, the Company entered into a services agreement with IM Topco, pursuant to which the Company provides certain design and support services (including assistance with the operations of the interactive television business and related talent support) to IM Topco in exchange for payments of $300,000 per year.

In November 2023, the services agreement was amended such that the Company agreed to provide IM Topco with a $600,000 reduction of future service fees over the next eighteen months, beginning on July 1, 2023.

In April 2024, the services agreement was further amended to set the service fees at $150,000 per year beginning with the fiscal year ending December 31, 2024. In addition, under the April 2024 amendment, IM Topco is required to prepay the service fees for the year ending December 31, 2025; as of December 31, 2024, IM Topco has prepaid $62,500 of such service fees.

The Company recognized service fee income related to this agreement of $150,000 for each of the years ended December 31, 2024 and 2023.

License Agreement

On May 31, 2022, the Company entered into a license agreement with IM Topco, pursuant to which IM Topco granted the Company a license to use certain Isaac Mizrahi trademarks on and in connection with the design, manufacture, distribution, sale, and promotion of women’s sportswear products in the United States and Canada during the term of the agreement, in exchange for the payment of royalties in connection therewith. The initial term of this agreement was set to end on December 31, 2026, and provided guaranteed minimum royalties to IM Topco of $400,000 per year.

Effective December 16, 2022, the license agreement between IM Topco and Xcel was terminated in favor of a new similar license agreement between IM Topco and an unrelated third party. However, as part of the termination of the May 31, 2022 license agreement, Xcel provided a guarantee to IM Topco for the payment of any difference between (i) the royalties received by IM Topco from the unrelated third party under the new agreement and (ii) the amount of guaranteed royalties that IM Topco would have received from Xcel under the May 31, 2022 agreement. For the year ended December 31, 2023, the estimated amount of such shortfall was approximately $325,000, which the Company recognized as royalty expense in the consolidated statements of operations.

In November 2023, the Company, WHP, and IM Topco entered into an amendment of the May 2022 membership purchase agreement, under Xcel agreed to make additional royalty payments to IM Topco totaling $450,000 the following 11 months. As a result of this amendment, the Company recognized a $450,000 increase to the carrying value basis of its equity method investment in IM Topco and a corresponding increase in current liabilities. The Company paid $75,000 of the additional royalty payments to IM Topco during the year ended December 31, 2023, and paid $237,500 during the year ended December 31, 2024. As of December 31, 2024, the remaining payments due totaled $137,500, and are reflected with accounts payable, accrued expenses and other current liabilities in the consolidated balance sheet. As of the date of this Annual Report on Form 10-K, this amount has not been paid to IM Topco.

Public Offering and Private Placement Transactions

In connection with the public offering of 328,427 shares of the Company’s common stock at a price to the public of $6.50 per share which was consummated on March 19, 2024 (see Note 7 of the financial statements in Item 8 for additional details), Robert W. D’Loren, Chairman and Chief Executive Officer of the Company; an affiliate of Mark DiSanto, a director of the Company; and Seth Burroughs, Executive Vice President of Business Development and Treasury of the Company, purchased 14,625, 14,625, and 3,250 shares, respectively, at $6.50 per share, the same price at which the shares were sold to other purchasers in the offering.

Also in connection with the public offering, on March 14, 2024, the Company entered into subscription agreements with each of Mr. D’Loren, Mr. DiSanto, and Mr. Burroughs to purchase 13,258, 13,258, and 2,946 shares, respectively (collectively, the “Private Placement Shares”), at a price of $9.80 per Private Placement Share. The total number of Private Placement Shares purchased was 29,462. The purchase of the Private Placement Shares closed concurrently with the offering.

Debt Refinancing

In connection with the December 2024 refinancing of the Company’s term loan debt (see Note 6 of the financial statements in Item 8 for additional details), IPX Capital, LLC (“IPX”), a company controlled by Mr. D’Loren, made a $250,000 advance to one of the Company’s subsidiaries, of which $200,000 was repaid to IPX upon the closing of the debt refinancing transaction. Additionally, IPX purchased a 12.5% undivided, last-out, subordinated participation interest in a portion of the new term loan debt for a purchase price of $500,000, and received a pro rata share of warrants received by the Term B Lenders to purchase shares of the Company’s common stock.

On April 21, 2025 and in connection with the refinancing of the Company’s term loan debt, IPX’s participation in Term Loan B was repaid and IPX purchased a $500,000 undivided, last-out, subordinated participation interest in Term Loan A.

Support Agreement

On April 21, 2025, each of Robert D’Loren, Chairman of the Board and Chief Executive Officer of the Company, Seth Burroughs, Executive Vice President of the Company, and Mark D. Santo, a director of the Company, entered into a Support Agreement whereby each individual agreed to vote in favor of any proposal to approve the issuance of the shares of common stock issuable upon exercise of the warrants issued to UTG and other lenders and warrants amended in connection with the April 21, 2025 debt refinancing transaction, in accordance with applicable Nasdaq rules.

Board Nominee Agreement

On April 21, 2025, Xcel and UTG Capital, Inc., or UTG, entered into a Board Nomination Agreement pursuant to which Xcel granted UTG the right to nominate one individual to serve as a member of the Company’s board of directors, provided the individual is reasonably satisfactory to the Company’s board of directors (and/or board committee with authority over nominations of individuals to serve as directors of the Company) during the Nomination Period. The term “Nomination Period” means the period commencing on the date of the Board Nomination Agreement and ending on the earlier of (i) the date all of the loans under the December 12, 2024 loan agreement (as amended) have been repaid and (ii) the date UTG no longer holds a participation of at least $1,000,000 principal amount in the Term Loan B; provided, however, that if prior to the earlier of such dates, UTG and/or its affiliates exercise certain warrants issued to UTG for at least 300,000 shares of common stock, the Nomination Period shall continue for so long as UTG and/or its affiliate continue to hold 300,000 shares of common stock issued upon exercise of such warrants.

Guarantee

In October 2024, in connection with a required increase to a standby letter of credit associated with the Company’s real estate lease for offices located at 1333 Broadway, Mr. D’Loren provided a personal guarantee to the financial institution providing such letter of credit, in order to satisfy a portion of the associated collateral requirements for the letter of credit.

ORME

On December 4, 2023, the Company acquired a noncontrolling equity ownership interest in ORME, a short-form video and social commerce marketplace, for a purchase price of $150,000. ORME licenses the technology utilized by its marketplace from KonnectBio Inc., in which Robert W. D’Loren, the Company’s Chairman of the Board, Chief Executive Officer, and President, owns an approximate 19% noncontrolling interest.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for the financial statements and the reporting process, including the internal control over financial reporting. The Company’s independent registered public accounting firm, Marcum, LLP, was responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements included with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with our management team. The Audit Committee has reviewed and discussed with our independent auditors the matters required to be discussed by the statement on Auditing Standards No. 1301, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from our independent accountant required by applicable requirements of the PCAOB regarding our independent accountant’s communications with the Audit Committee concerning independence and has discussed with our independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 which was filed with the SEC on May 28, 2025.

The information contained in this Audit Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we may specifically incorporate it by reference into a future filing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The aggregate fees billed or to be billed for professional services rendered by our Independent Registered Public Accounting Firm, Marcum LLP, for the audit of our annual consolidated financial statements, review of our consolidated financial statements included in our quarterly reports, and other fees that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for the years ended December 31, 2024 and 2023 were approximately $418,000 and $453,000, respectively.

Audit-Related Fees

For the fiscal year ended December 31, 2024, fees billed by our Independent Registered Public Accounting Firm for audit-related services consisted of $113,000 for the audit of IM Topco, LLC, and $77,000 for consent and comfort letter procedures related to our Form S-3 and 424(b)(5) filings related to our March 2024 public offering and private placement transactions. There were no fees billed by our Independent Registered Public Accounting Firm for audit-related services for the fiscal year ended December 31, 2023.

Tax Fees

There were no fees billed for professional services rendered by our Independent Registered Public Accounting Firm for tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2024 and 2023.

All Other Fees

There were no fees billed for non-audit services by our Independent Registered Public Accounting Firm for the fiscal years ended December 31, 2024 and 2023.

Audit Committee Determination

The Audit Committee considered and determined that the services performed are compatible with maintaining the independence of the independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for us by our Independent Registered Public Accounting Firm as outlined in its Audit Committee charter. Prior to engagement of the Independent Registered Public Accounting Firm for each year’s audit, management or the Independent Registered Public Accounting Firm submits to the Audit Committee for approval an aggregate request of services expected to be rendered during the year, which the Audit Committee pre-approves. During the year, circumstances may arise when it may become necessary to engage the Independent Registered Public Accounting Firm for additional services not contemplated in the original pre-approval. In those circumstances, the Audit Committee requires specific pre-approval before engaging the Independent Registered Public Accounting Firm. The engagements of our Independent Registered Public Accounting Firm were approved by the Company’s Audit Committee.

PROPOSAL II

TO APPROVE THE AMENDMENT OF THE 2021 PLAN BY INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED AND AVAILABLE FOR DISTRIBUTION UNDER THE 2021 PLAN FROM 400,000 TO 1,150,000

The Board is seeking the approval of an amendment to the 2021 Plan, which amendment is attached hereto as Annex A (the “Amendment”). The Amendment, when effective, will increase the number of shares of common stock reserved and available for distribution under the 2021 Plan from 400,000 to 1,150,000.

Our Board believes that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of responsibility within our organization. We expect that the Amendment will continue to be an important factor in attracting and retaining the high caliber employees, directors and consultants essential to our success and in motivating these individuals to strive to enhance our growth and profitability.

Our 2021 Equity Incentive Plan, which we refer to as the “2021 Plan”, is designed and utilized to enable the Company to offer its employees, officers, directors, consultants, and others whose past, present, and/or potential contributions to the Company have been, are, or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company.

The 2021 Plan provides for the grant of stock options, restricted stock, restricted stock units, performance awards, or cash awards. The stock options may be incentive stock options or non-qualified stock options. A total of 400,000 shares of common stock are eligible for issuance under the 2021 Plan. Upon the effectiveness of the amendment to the 2021 Plan, a total of 1,150,000 shares of common stock will be eligible for issuance under the 2021 Plan.

A summary of the 2021 Plan is set forth under Proposal I – Compensation of Directors – 2021 Equity Incentive Plan

The Board believes that increasing the number of shares available for issuance under the 2021 Plan by 750,000 shares, is consistent with the Company’s compensation philosophy (and with responsible compensation policies generally) and will preserve the Company’s ability to attract and retain capable officers, employees, directors and consultants. The Board believes that the number of shares currently available for issuance under the 2021 Plan is not sufficient in view of our compensation structure and strategy, and that the availability of the additional shares will help the Company to have a more sufficient number of shares of common stock authorized for issuance under the 2021 Plan. The Board adopted this amendment to ensure that, as we grow over the coming year, we can operate effectively in our recruitment efforts, and create incentives for the retention of employees and other service providers, by granting the equity arrangements available under the 2021 Plan to employees, directors, and key consultants at levels determined appropriate by the Compensation Committee or the Board of Directors and, in the case of persons who are not reporting persons for purposes of Section 16 of the Securities Exchange Act of 1924, as may be determined by the Chief Executive Officer of the Company pursuant to parameters set by the Compensation Committee.

The following table sets forth information as of December 31, 2024 regarding compensation plans under which our equity securities are authorized for issuance:

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation Plans (1)	472,392	$19.01	279,957

 (1) Pursuant to our 2011 and 2021 Plans.

As of the Record Date, 259,688 shares of common stock, 34,500 shares of restricted stock and options to purchase 82,500 shares of common stock were awarded and remain outstanding under the 2021 Plan, options to purchase 45,585shares of common stock were forfeited and 108,747 shares of common stock returned to the Company as payment of the exercise price or tax withholding obligations with respect to awards under the 2021 Plan. As of the Record Date 132,559 shares of common stock remain available for awards under the 2021 Plan. The Company does not have any current plans to make Awards under the 2011 Plan and, accordingly, the benefits or amounts that will be received by or allocated to the Chief Executive Officer, other executive officers, directors and employees is not determinable.

Since it is not possible to determine the exact number of awards that will be granted under the 2021 Plan, the awards granted during fiscal year 2024 under the 2021 Plan are set forth in the following table:

Name and position	Number of RSUs Granted	Number of Shares Underlying Options Granted
Mark X DiSanto – Board Member	7,250	8,750
Robert W D’Loren Chairman & CEO	8,750	8,750
Seth Burroughs – EVP	2,500	2,500
Howard Liebman	1,000	2.500
Deborah Weinswig	1,000	2.500
James Fielding	1,000	2.500

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2021 PLAN.

PROPOSAL III

TO RATIFY THE

APPOINTMENT OF Wolf & Company, PC AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2025

The Audit Committee of the Board has appointed Wolf & Company, PC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the Audit Committee Charter, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Wolf & Company, PC for ratification by stockholders as a matter of good corporate practice.

Marcum LLP, and subsequently CBIZ CPAs P.C. (“CBIZ CPAs”) served as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2024.

On September 15, 2025, the Audit Committee of the Board dismissed CBIZ CPAs as the Company’s independent registered accounting firm. The Company informed CBIZ CPAs of its termination on September 16, 2025.

As previously disclosed in a Current Report on Form 8-K filed on May 29, 2025, on May 27, 2025 Marcum LLP was dismissed, and CBIZ CPAs was appointed, as the Company’s independent registered public accounting firm. CBIZ CPAs did not issue an audit report on the Company’s financial statements.

From May 27, 2025 through the date of CBIZ CPAs’ dismissal, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with CBIZ CPAs on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to CBIZ CPA’s satisfaction, would have caused CBIZ CPAs to make reference to the subject matter of the disagreement in connection with its reports, if CBIZ CPAs had issued such a report and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K., except for the material weakness relating to fact that the Company was unable to file its Annual Report on Form 10-K and Quarterly Report on Form 10-Q within the time specified in SEC rules and forms, as management did not maintain appropriately designed entity-level controls impacting Information and Communication and Monitoring, related to a material asset. The Company is dependent on a third party to report financial information related to an investment in an unconsolidated affiliate. The timing of the receipt of information from the third party did not permit adequate time to meet SEC deadlines for the Company’s required filings. and. CBIZ CPAs did not issue any audit report during the period of its engagement.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided CBIZ CPAs with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that CBIZ CPAs furnish it with a letter addressed to the SEC stating whether it agrees with the above statements in this Item 4.01(a). A copy of CBIZ CPAs’ letter, dated September 19, 2025, is filed as Exhibit 16.1 to the Current Report on Form 8-K filed on September 19, 2025.

The Audit Committee reserves the right, even after ratification by stockholders, to change the appointment of Wolf & Company, PC as its independent registered public accounting firm, at any time during the 2025 fiscal year, if it deems such change to be in the best interests of the Company and our stockholders. If the stockholders do not ratify the selection of Wolf & Company, PC, the Audit Committee will review the Company’s relationship with Wolf & Company, PC and take such action as it deems appropriate, which may include continuing to retain Wolf & Company, PC as the Company’s independent registered public accounting firm.

A representative of Wolf & Company, PC is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WOLF & COMPANY, PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Stockholders who wish to present proposals appropriate for consideration at our annual meeting of stockholders to be held in the year 2026 must submit a notice containing the proposal in proper form consistent with our By-Laws, addressed to the attention of our Secretary at our address set forth on the first page of this proxy statement and in accordance with applicable regulations under Rule 14a-8 of the Exchange Act, received by us no later than June 16, 2026, 120 days before the date of this proxy statement plus one year in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to such annual meeting.

If a stockholder submits a proposal after the June 16, 2026 deadline required under Rule 14a-8 of the Exchange Act but still wishes to present the proposal at our annual meeting of stockholders (but not in our proxy statement) to be held in 2026, the proposal, which must be presented in a manner consistent with our By-Laws and applicable law, must be delivered personally to, or be mailed to and received by, the Secretary of the Company, at the principal executive offices of the Company, no earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is made or given to stockholders less than 100 calendar days prior to the date of such annual meeting, the 10th calendar day following the earlier of (i) the day on which such notice of the date of the meeting was mailed to stockholders or (ii) the day on which public disclosure of the date of such annual meeting is first made by the Company.

Each Stockholder Meeting Notice shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a description of each item of business proposed to be brought before the meeting (including the text of the proposal or business and the text of any resolutions proposed for consideration and the reasons for conducting such business at the meeting; (ii) the name and record address, as they appear on the Company’s books, of the stockholder proposing to bring such item of business before the meeting and the name and address of all Stockholder Associated Persons, (iii) (A) the class and series and number of shares of each class and series of capital stock of the Company which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any derivative instrument directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the Company, (D) any short interest indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Company, (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying securities of the Company, (F) any proportionate interest in securities of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance- related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to base on any increase or decrease in the value of securities of the Company or derivative instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, shall be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iv) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder; (v) any material interest of such stockholder or any Stockholder Associated Person in such business, individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom; (vi) a representation from such stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies from stockholders in support of such proposal; (vii) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear at the meeting in person or by proxy to bring such business before such meeting; (viii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any securities of the Company, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act, or any successor provisions thereto and the rules and regulations promulgated thereunder; (ix) in the event that such business includes a proposal to amend these By-Laws, the complete text of the proposed amendment; and (x) such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitations of proxies for such business pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Company stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Xcel Brands, Inc., 550 Seventh Avenue, 11th Floor, New York, NY 10018, Attention: Corporate Secretary or by calling us at (347) 727-2474. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

OTHER INFORMATION

Proxies for the Annual Meeting will be available at www.cstproxy.com/xcelbrands/am2025 and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024, WILL BE AVAILABLE TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON OCTOBER 10, 2025 AT WWW.CSTPROXY.COM/XCELBRANDS/AM2025. COPIES OF OUR ANNUAL REPORT ON FORM 10-K, AND ANY AMENDMENTS TO THE FORM 10-K, WITHOUT EXHIBITS, WILL BE PROVIDED UPON WRITTEN REQUEST. EXHIBITS TO THE FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE. A WRITTEN REQUEST FOR THE FORM 10 -K SHOULD BE MADE TO:

XCEL BRANDS, INC.

550 Seventh Floor, 11th FLOOR

NEW YORK, NY 10018

ATTENTION: SECRETARY

By order of the Board of Directors,

/s/ Robert W. D’Loren
Robert W. D’Loren
Chairman of the Board of Directors, Chief Executive Officer and President

October ___, 2025

FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED BELOW. DISCRETIONARY VOTING IS HEREBY CONFERRED AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

☐                               ☐

Please mark your votes like this ☒

1. Election of Directors

FOR all nominees listed below except as indicated to the contrary below	WITHOUT AUTHORITY to vote for all nominees listed below

NOMINEES

01 Robert W. D’Loren, 02 Mark DiSanto, 03 James D. Fielding, 04 Howard Liebman 05 Deborah Weinswig

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below)

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournments(s) thereof.

2. To approve the amendment to the 2021 Plan increasing the number of shares authorized under the plan from 400,000 to 1,150,000 ☐ FOR ☐ AGAINST ☐ ABSTAIN

3. To Ratify the appointment of Wolf & Company, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 ☐ FOR ☐ AGAINST ☐ ABSTAIN

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature_________________ Signature if held jointly ___________________ Date ____________, 2025.

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 3, 2025.

The Proxy Statement, the form of proxy and the Company’s and Annual Report are available at www.cstproxy.com/xcelbrands/am2025.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

Xcel Brands, Inc.
550 Seventh Avenue, 11th Floor
New York, NY 10018

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 3, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT W. D’LOREN and JAMES F. HARAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Xcel Brands, Inc. on December 3, 2025, at 11:00 AM or at any postponements or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)

Xcel Brands Proxy Card Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2025 Vote by Internet-QUICK ★★★ EASY IM M E DI ATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 2, 2025. INTERNET/MOBILE www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. ▲FOLD HERE DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED▲ PROXY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED BELOW. DISCRETIONARY VOTING IS HEREBY CONFERRED AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. 1. Election of Directors NOMINEES (01) Robert W. D’Loren (02) Mark DiSanto (03) James D. Fielding (04) Howard Liebman (05) Deborah Weinswig (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below) 1.To approve the amendment to the 2021 Plan increasing the number of shares authorized under the plan from 400,000 to 1,150,000. 2. To ratify the appointment of Wolf & Company, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 202. 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or FOR all nominees listed at left except as indicated to the contrary below ☐ WITHOUT AUTHORITY to vote for all nominees listed at left ☐ FOR ☐ AGAINST ☐ ABSTAIN ☐ FOR ☐ AGAINST ☐ ABSTAIN ☐ XCEL BRANDS, INC.

Xcel Brands Proxy Card Back adjournment(s) thereof. CONTROL NUMBER Signature __________________________ Signature, if held jointly ________________________Date _______ , 2025 Note Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Xcel Brands Proxy Card Front Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 3, 2025. The Proxy Statement, the form of proxy and the Company’s Annual Report are available at www.cstproxy.com/xcelbrands/2025. ▲ FOLD HERE • DO NOT SEPARATE * INSERT IN ENVELOPE PROVIDED ▲ PROXY XCEL BRANDS, INC. 550 Seventh Avenue, 11th Floor, New York, NY 10018 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 3, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints ROBERT W. D'LOREN and JAMES F. HARAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Xcel Brands, Inc. on December 3, 2025, at 11:00 AM or at any postponements or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters on the reverse side. (Continued and to be marked, dated and signed, on the other side)